Exhibit 99.1

FOR IMMEDIATE RELEASE

DATE:	June 8, 2012
CONTACT:	Thomas D. Cestare
Executive Vice President and Chief Financial Officer
PHONE:	(215) 864-6009

BENEFICIAL MUTUAL BANCORP, INC. NAMES FORMER

SE FINANCIAL CORP. PRESIDENT AS CHIEF RETAIL OFFICER

PHILADELPHIA, PENNSYLVANIA, June 8, 2012—Beneficial Mutual Bancorp, Inc. (“Beneficial”) (NASDAQGS: BNCL), the parent company of Beneficial Bank (the “Bank” or the “Company”), today announced the completion of the rebranding and systems integration of the SE Financial Corp. transaction.

In connection with the SE Financial acquisition, Denise Kassekert, Executive Vice President, has advised that she is leaving the Company and the Bank to pursue other opportunities effective June 15, 2012. Pamela M. Cyr, former President & CEO of SE Financial Corp., has been named Executive Vice President and Chief Retail Banking Officer. Gerard P. Cuddy, President and CEO of Beneficial Mutual Bancorp, Inc. commented, “I am grateful to Denise for her contributions to Beneficial.”

With over 20 years experience within the financial services industry, Pamela has been instrumental in growing and managing multiple banks in the Philadelphia marketplace. Most recently, Pamela led the SE Financial team on a growth initiative, while creating a culture focused on doing what’s right for the customer and increasing core banking relationships. Cuddy stated, “Given Pam’s track record of success, I am confident her experience and skill-set will broaden and strengthen our management team. Her leadership will allow us to continue to deliver on our mission of helping our customers do the right thing financially.” Pamela remarked, “Beneficial is a great company with a strong future. It is a privilege to join the Beneficial team and continue the legacy.” Cuddy added, “I am excited to work with Pamela in her new role as we continue to grow Philadelphia’s oldest and largest bank.”

About Beneficial Mutual Bancorp, Inc.

Beneficial is a community-based, diversified financial services company providing consumer and commercial banking services. Its principal subsidiary, Beneficial Bank, has served individuals and businesses in the Delaware Valley area since 1853. The Bank is the oldest and largest bank headquartered in Philadelphia, Pennsylvania, with over 60 offices in the greater Philadelphia and South New Jersey regions. Insurance services are offered through the Beneficial Insurance Services, LLC and wealth management services are offered through the Beneficial Advisors, LLC, both wholly owned subsidiaries of the Bank. For more information about the Bank and Beneficial, please visit www.thebeneficial.com.

Forward Looking Statements

This news release may contain forward-looking statements, which can be identified by the use of words such as “believes,” “expects,” “anticipates,” “estimates” or similar expressions. Such forward-looking statements and all other statements that are not historic facts are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors. These factors include, but are not limited to, general economic conditions, changes in the interest rate environment, legislative or regulatory changes that may adversely affect our business, changes in accounting policies and practices, changes in competition and demand for financial services, adverse changes in the securities markets, changes in deposit flows and changes in the quality or composition of Beneficial’s loan or investment portfolios. Additionally, other risks and uncertainties may be described in Beneficial’s Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q or its other reports as filed with the Securities and Exchange Commission, which are available through the SEC’s website at www.sec.gov. Should one or more of these risks materialize, actual results may vary from those anticipated, estimated or projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as may be required by applicable law or regulation, Beneficial assumes no obligation to update any forward-looking statements.